UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
____________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report  (Date of earliest event reported):
March 14, 2012

CREXUS INVESTMENT CORP.
(Exact name of registrant as specified in its charter)

Maryland	1-34451	26-2652391
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1211 Avenue of the Americas
Suite 2902
New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (646) 829-0160

No Change
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a)       Dismissal of Independent Registered Public Accounting Firm

On March 14, 2012, the Audit Committee (the “Audit Committee”) of the Board of Directors of CreXus Investment Corp. (the “Company”) approved the dismissal of Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm, effective immediately.

Deloitte’s report on the Company’s consolidated financial statements for the fiscal years ended December 31, 2011 and 2010 did not contain any adverse opinion or disclaimer of opinion, nor was such report qualified or modified as to uncertainty, audit scope or accounting principles.

Except for the reportable event discussed below, during the two fiscal years ended December 31, 2011 and 2010 and through March 14, 2012, there were (i) no disagreements (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Deloitte would have caused Deloitte to make reference thereto in its reports on the Company’s consolidated financial statements for such years, and (ii) no “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

As previously disclosed, management identified a material weakness in the Company’s internal controls over the accounting for transactions involving its loan portfolio as of December 31, 2011.  The Company did not have effectively designed controls to ensure that interest income was recognized in accordance with GAAP. Specifically, these controls put in place by management did not include reviews by individuals with the appropriate level of expertise of adjustments to the accretion of discounts in connection with refinancing, prepayments, or changes in expected cash flows of loans. As a result of the material weakness, there were misstatements in the preliminary consolidated draft financial statements that were corrected prior to issuance of the Company’s consolidated financial statements. Additionally there is a reasonable possibility that a material misstatement of the Company’s annual or interim consolidated financial statements would not be prevented or detected on a timely basis.  See “Item 4. Controls and Procedures” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011.  The Audit Committee discussed the subject matter of this error with Deloitte. The Company has authorized Deloitte to respond to any inquiries by Ernst & Young LLP concerning the subject matter of this error.

On March 14, 2012, the Company provided Deloitte with a copy of this Form 8-K and requested that Deloitte provide the Company with a letter addressed to the Securities and Exchange Commission stating whether or not Deloitte agrees with the above disclosures.  A copy of Deloitte’s letter, dated March 19, 2012, is attached as Exhibit 16.1 to this Form 8-K.

(b)       Newly Engaged Independent Registered Public Accounting Firm

On March 14, 2012, the Audit Committee approved the appointment of Ernst & Young LLP (“Ernst & Young”) as the Company’s new independent registered public accounting firm, effective immediately, to perform independent audit services for the fiscal year ended December 31, 2012 (including with respect to the Company’s quarterly period ended March 31, 2012).  During the two fiscal years ended December 31, 2011 and 2010 and through March 14, 2012, neither the Company, nor anyone on its behalf, consulted Ernst & Young regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered with respect to the consolidated financial statements of the Company, and no written report or oral advice was provided to the Company by Ernst & Young that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01.  Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits:

16.1	Letter from Deloitte & Touche LLP to the Securities and Exchange Commission, dated March 19, 2012.

SIGNATURES

             Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CreXus Investment Corp.

	By:	/s/ Daniel Wickey
Name: Daniel Wickey
Title: Chief Financial Officer

Date: March 19, 2012